EXHIBIT 10.7

AMENDMENT NO. 1

SECURITIES PURCHASE AGREEMENT

This First Amendment to the Securities Purchase Agreement (this “Amendment”) is entered into on May 21, 2018 by and among Iconic Brands, Inc., a Nevada corporation (the “Company”), and the purchasers identified on the signature pages hereto (including its successors and assigns, each a “Purchaser” and collectively with the other undersigned purchasers, the “Purchasers”). Each of the Purchasers and the Company may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Securities Purchase Agreement with an effective date of November 1, 2017 (the “Agreement”);

WHEREAS, the Parties desire to amend certain terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Section 2.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) Second Closing. On the Second Closing Date, upon the terms and conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, one million two hundred thousand (1,200,000) shares of Series E Preferred Shares and Warrants which closing shall occur on May 21, 2018, or as soon as reasonably practicable following, and in any event within five (5) Trading Days of, that date (the “Second Closing”). Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Series E Preferred Shares and a Warrant, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Second Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Second Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

Following the Second Closing, the Company will: (i) file a registration statement to register the Common Stock under Section 12(g) of the Exchange Act and take all action necessary to have the registration statement declared effective by the Commission as soon as reasonably possible, (ii) remain current in filing of reports required by the Exchange Act until the Purchasers have sold all Registrable Securities, and (iv) apply for the Common Stock to be quoted for trading on OTCQB and promptly take all action necessary to have the application approved by the OTC Markets and have the Common Stock quoted on the OTCQB.”

2. Section 2.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) On or prior to each Closing Date (except as otherwise indicated), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) as to the First Closing, this Agreement duly executed by the Company;

(ii) as to the First Closing, a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto, and as to each subsequent Closing a legal opinion reasonably satisfactory to the Purchasers, which shall include customary opinions with respect to the Series E Preferred Shares reasonably satisfactory to the Purchasers;

(iii) as to the First Closing, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Shares equal to such Purchaser’s Subscription Amount, as to the applicable Closing, divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv) as to the First Closing, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Shares issued on such applicable Closing, with an exercise price equal to $0.01, subject to adjustment therein;

(v) as to the Second Closing, a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Conversion Shares on the Second Closing Date, with an exercise price equal to $0.01, subject to adjustment therein;

(vi) as to each Closing, the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer;

(vii) as to each Subsequent Closing, a bring-down of the Disclosure Schedules;

(viii) as to the First Closing, the Lock-Up Agreements;

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(ix) as to the Second Closing, a letter from the Transfer Agent to the Purchasers certifying as to the Company’s reservation of at least 500,000,000 shares of Common Stock for issuances of Common Stock upon conversion of the Series E Preferred Shares and exercise of the Warrants;

(x) as to the First Closing, the Registration Rights Agreement duly executed by the Company;

(xi) as to the Second Closing, within five (5) Trading Days of the Second Closing Date, evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of the State of Nevada; and

(xii) as to the Second Closing, within five (5) Trading Days of the Second Closing Date, a certificate evidencing a number of Series E Preferred Shares equal to such Purchaser’s Subscription Amount, as to the Second Closing, divided by the Per Share Purchase Price and further divided by one hundred (100), registered in the name of such Purchaser.”

3. Definitions.

A. The following definitions are added to Section 1.1:

“Certificate of Designation” means the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series E Convertible Preferred Stock to be filed with the Secretary of the State of Nevada, in the form attached hereto as Exhibit E.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series E Preferred Shares.

“Share Exchange Agreement” means the Share Exchange Agreement, dated as of May 21, 2018, between the Company and the Purchasers.

“Series E Preferred Shares” means shares of the Company’s Series E Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation that are issued pursuant to the Share Exchange Agreement and this Agreement.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

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B. The following definitions in Section 1.1 are amended and restated in their entirety as follows:

“Registrable Securities” means, as of any date of determination, (a) all shares of Common Stock then issued and issuable upon conversion in full of the Series E Preferred Shares (assuming on such date that the Series E Preferred Shares are converted in full without regard to any conversion limitations therein), (b) all Warrant Shares then issued and issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Series E Preferred Shares or the Warrants (without giving effect to any limitations on conversion set forth in the Series E Preferred Shares or any limitations on exercise set forth in the Warrants) and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, and all Warrants are exercised by “cashless exercise” as provided in Section 2(c) of each of the Warrants), as reasonably determined by the Company, upon the advice of counsel to the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchasers, in the form of Exhibit A attached hereto, as amended.

“Securities” means the Shares, the Warrants, the Warrant Shares, the Series E Preferred Shares and the Conversion Shares.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Lock-Up Agreement, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder

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4. Section 3.1(f) is hereby amended and restated in its entirety as follows:

“Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Series E Preferred Shares and the Warrants.”

5. A new Section 3.1(uu) is inserted as follows:

“(uu) Audited Financials. As of May 18, 2018, the Audit for the Company’s fiscal year ended December 31, 2016 and December 31, 2017 have been completed and such Audit for such fiscal years meets the requirements for purposes of the effectiveness of the Registration Statement.”

6. Section 4.1(c) is hereby amended and restated in its entirety as follows:

“Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date or at such time as such legend is no longer required under this Section 4.1(c) if required by the Transfer Agent or requested by a Purchaser to effect the removal of the legend hereunder. If all or any Series E Preferred Shares are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Underlying Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.”

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7. A new Section 4.21 is inserted as follows:

4.21 Form 10 Information. The Company covenants to file “Form 10 information” (as such term is used in Rule 144(i)) for the Company with the Commission on or prior to June 8, 2018.

8. A new Section 4.22 is inserted as follows:

4.22 Company Covenants. The Company covenants (i) file a registration statement to register the Common Stock under Section 12(g) of the Exchange Act and take all action necessary to have the registration statement declared effective by the Commission as soon as possible, (ii) to remain current in filing of reports required by the Exchange Act until the Purchasers no longer hold any Conversion Shares or Warrant Shares, and (iii) to apply for the Common Stock to be quoted for trading on OTCQB and promptly take all action necessary to have the application approved by the OTC Markets and have the Common Stock quoted on the OTCQB as soon as possible.

9. For purposes of clarity, no Shares will be issued to Purchasers in the Second Closing, only Series E Preferred Shares and Warrants.

10. Other than as set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the Securities Purchase Agreement as of the date first above written.

“Company”		“Purchasers”

Iconic Brands, Inc.,		The Special Equities Group, LLC
a Nevada corporation

By:	/s/ Richard J. DeCicco	By:	/s/ Jonathan Schechter
	Richard J. DeCicco		Jonathan Schechter
Its:	Chief Executive Officer	Its:	Principal

Iroquois Master Fund Ltd.

		By:	/s/ Richard Abbe
Richard Abbe
		Its:	Director

Iroquois Capital Investment Group, LLC

		By:	/s/ Richard Abbe
Richard Abbe
		Its:	Managing Member

/s/ Gregory M. Castaldo
Gregory M. Castaldo

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